UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Climate Change Crisis Real Impact I Acquisition Corporation

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On January 27, 2021, EVgo Services LLC’s Chief Executive Officer, Cathy Zoi, spoke on Yahoo! Finance Live. Below is a copy of the transcript of the Yahoo! Finance Live interview, which is being filed herewith as a soliciting material.

Cathy Zoi, EVgo Services LLC

Yahoo! Finance Live Appearance Transcript

January 27, 2021 at 12:30 p.m. ET

Akiko Fujita, Yahoo! Finance Live: Welcome back to Yahoo Finance Live. Today we're talking about betting big on the EV space. Electric charging station provider EVgo coming to market today through a $2.6 billion SPAC merger. SPAC of course the acronym for special purpose acquisition company. Let’s bring in Cathy Zoi, she’s the CEO of EVgo. And Cathy, first of all, congratulations on the listing today. You certainly picked a good time to come to the market. It feels like over the last few weeks already we've seen a significant shift in the conversation around climate policy with somebody like a Joe Biden saying he wants to boost EV vehicles, or electric vehicles, 500,000 charging stations is what he's talking about. How significant of a bump are you likely to get on the back of that?

Cathy Zoi, EVgo Services LLC: The macro trend is huge anyway. So $300 billion has been committed to by the global OEMs. So electrification is happening. It’s very rare a car company that’s not investing in electrification right now. But on top of that, I think what the Biden administration is committed to doing is accelerating that transition because it's both important for addressing climate change and it’s important for creating jobs in the United States. So I think it's going to be -- we've already got tailwinds and those tailwinds are going to pick up speed.

Zack Guzman, Yahoo! Finance Live: And Cathy, you guys obviously specialize in fast-charging networks, it’s what you offer out here. And you have partnerships with some interesting companies including Albertson's, Wawa and Kroger. Talk to me about how this might be different in terms of thinking to at least investors out there, how this isn’t necessarily a one-to-one comparison to gas stations in terms of the time to charge. So how important are those partners in building up the network?

Cathy Zoi, EVgo Services LLC: What we like to do is think, charging takes one minute and we put our chargers where people want to be anyway. So you plug in and then you go do your shopping, and you come back and your battery's full. So that’s why we like to partner with Kroger, Whole Foods, Wawa, Albertson's. And that means you can do your shopping and come on out, you can to the pharmacy and come on out, you can go get your nails done and come on out and your car is charged. Making charging as convenient as charging up your phone is one of the advantages of having an EV and being able to do it fast, conveniently, reliably on the EVgo network is what we're all about.

Akiko Fujita, Yahoo! Finance Live: And Cathy of course so much of this is really contingent on the infrastructure when you’re talking about the growth in EV space, which is of course what you’re investing in. We've seen huge growth in some of the coastal cities if you’re talking about a place like New York or a place like Washington state or California. What kind of conversations are you having in middle America specifically, in terms of the willingness to invest in a big way in this technology?

Cathy Zoi, EVgo Services LLC: Well look, we're in 34 states already. Over 40% of Americans live within ten miles of an EVgo charging station today. We’re in 67 metropolitan markets. But interestingly, like in last July, EVgo announced a partnership with General Motors. Mary Barra and I have this sort of landmark agreement where EVgo is going to be building out our network in 40 metropolitan cities across the United States over the next few years with the financial support of General Motors. And why? Because GM is going to be selling EVs everywhere across the United States. So while California was of course an early adopter as it often is, this is happening absolutely everywhere. I mean, you will see electric vehicles everywhere in the coming years because there will be dozens of models available at a variety of price points for every kind of driver.

Zack Guzman, Yahoo! Finance Live: Talk to me about how you're going to put this capital at work too, right? Because net proceeds around or just under $600 million. When you think about where you’re going to put that to work, is it mostly rural America that needs to play catch-up here in the EV space or is it something else entirely?

Cathy Zoi, EVgo Services LLC: We build where drivers are and we like to build just ahead of demand. So as I mentioned with GM, we’re building in 40 metropolitan cities across the United States. This will be absolutely everywhere and we are looking forward to having it over time expand to every single area in the United States.

Akiko Fujita, Yahoo! Finance Live: How much of the growth, though, moving forward is contingent on what happens in the battery space specifically? When you look at the raw materials, for example, a lot of that is still sourced out of China and we have learned in the past that so much of that in terms of the ability to tap into the resources can run into roadblocks when we see some tensions between the two countries.

Cathy Zoi, EVgo Services LLC: Look, there is so much activity happening globally on investment in batteries. I spent a few years of my career teaching at Stanford and working closely with some of the best researchers in the world, but they're not just at Stanford, they’re all over the place. It seems like the technology is quickly evolving, the costs have come down in batteries, oh my goodness, probably 80% over the last eight years and that will continue to happen. So the car companies are investing in new battery technologies, we're investing in charging equipment that will charge all cars regardless of what battery type there is, and I think you're just going to continue to see a global race to improve the durability, cost effectiveness of batteries. There’s just no denying. I mean, we saw this with solar, we’ve seen this with wind, we’ve seen this with chips, for goodness sakes. And we’re at that stage with electric vehicles that the technology is changing so rapidly, the performance is improving, and it’s just going to continue to be that way.

Zack Guzman, Yahoo! Finance Live: Obviously the competition in the charging space is heating up as well. You got a few competitors to note here. Blink Charging, ChargePoint, among others. When you think about you guys specifically, how much does the fundraise here and going public through a SPAC maybe help in efficiencies as you talk about building out in those metropolitan areas? How much cheaper does it get for you guys as a company to start building this out?

Cathy Zoi, EVgo Services LLC: Right now we partner with OEMs who help support the buildout ahead of when the cars get to the market, we partner with governments so for example, we’re building out the fast charging infrastructure in Virginia. And that government grant covers 75% of the cost of us to build ahead of when demand might otherwise be there. We're going to continue to partner with utilities, with governments and with other car companies to build ahead of demand and that really, really does mean that we can create the comfort amongst drivers that if they decide to, they might be interested in an EV, they will know they can charge reliably, conveniently away from home. Not just at home.

Zack Guzman, Yahoo! Finance Live: Yes. That has been one of the issues just among anecdotal conversations I have with my own friends thinking about EVs. But Cathy Zoi, EVgo CEO, appreciate you coming on here to chat with us today.

Cathy Zoi, EVgo Services LLC: My pleasure.

Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS intends to file preliminary and definitive proxy statements with the SEC. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s final prospectus filed with the SEC on September 30, 2020 in connection with CRIS’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the Securities and Exchange Commission, as well as the preliminary and the definitive proxy statements that CRIS intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.